EXHIBIT 1

Livingston & Haynes, P.C.
40 Grove Street
Wellsley, Massachusetts 02181


Securities and Exchange Commission
Washington, D.C. 20549

April 7, 2000

Ladies and Gentlemen:

         We were previously principal accountants for Quadrax Corporation and we reported on the consolidated balance sheets of Quadrax Corporation and subsidiaries as of December 31, 1997 and December 31, 1996, and the related consolidated statements of operations, shareholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1997. On December 27, 1999, our appointment as principal accountants was terminated. We have read Quadrax Corporation's statements included under Item 4 of its Form 8-K dated April 7, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Quadrax Corporation's statement that the change was approved by the board of directors, upon the recommendation of the board of directors.

         Very truly yours,
         /s/ Livingston & Haynes, P.C.